Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
September 23, 2010	Cynthia Jamison-Brashier: (864) 250-6061
cjamison@palmettobank.com

Palmetto Bancshares Receives Regulatory Approval for Private Placement

Greenville, S.C. – Palmetto Bancshares, Inc., a bank holding company whose principal banking subsidiary is The Palmetto Bank, announced today that regulatory approval of the Federal Reserve Board has been received to consummate the previously announced $103 million private placement of its common stock with institutional investors.

“Obtaining this regulatory approval was a key step for us to complete our private placement,” said Samuel L. Erwin, Chief Executive Officer. “We currently expect to close the transaction in early October.” Erwin continued, “Our Board of Directors and employees have worked tirelessly over the past eighteen months to position the Company to raise capital. Completing the capital raise in this very challenging economic environment is a testament to our hard work and the value of The Palmetto Bank franchise.”

The Company will use the net proceeds from the private placement primarily to contribute capital to The Palmetto Bank. The capital contribution to the Bank will result in the Bank’s capital adequacy ratios exceeding the minimum capital levels required to be categorized as “well capitalized”. Under the stock purchase agreement with the investors, the Company also is permitted to conduct a $10 million offering after the closing of the private placement to current shareholders to purchase common stock of the Company.

“Moving closer to completing our capital raise is very important,” said L. Leon Patterson, Chairman of the Board. “We appreciate the loyal support of our shareholders over our 104-year history and we continue to take value generating actions to reposition the Company for the future.”

About The Palmetto Bank

Headquartered in Greenville, South Carolina, The Palmetto Bank is a 104-year old independent state-chartered commercial bank and is the fifth-largest banking institution headquartered in South Carolina. The Palmetto Bank has assets of $1.4 billion and serves the Upstate through 29 banking locations in Abbeville, Anderson, Cherokee, Greenville, Greenwood, Laurens, Oconee, Pickens, Spartanburg and York counties. The Bank specializes in providing personalized community banking services to individuals and small to mid-size businesses including Retail and Commercial Banking, Mortgage, Trust, Brokerage, and Insurance. Additional information may be found at the Company’s web site at www.palmettobank.com.

Important Information

Certain investments discussed in this News Release involve the sale of securities in private transactions that will not be registered under the Securities Act of 1933 and will be subject to the resale restrictions under that Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This News Release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

306 East North Street — Greenville, South Carolina 29601

www. palmettobank.com — Phone: (864)250-6061 — Fax: (864) 250-6074

Addendum to News Release - Forward-Looking Statements

Certain statements in this News Release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include, but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) the risk that the private placement may not close due to, among other things, federal anti-trust review or adverse developments or other matters that could result in the closing conditions of the Stock Purchase Agreement related to the private placement not being satisfied; (3) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the company; and (4) actions taken by banking regulatory agencies related to the banking industry in general and the Company specifically. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

306 East North Street — Greenville, South Carolina 29601

www. palmettobank.com — Phone: (864)250-6061 — Fax: (864) 250-6074